Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

Registration Statement No. 333-143126 on Form S-8 pertaining to U-Store-It Trust Trustees Deferred Compensation Plan;

Registration Statement No. 333-143125 on Form S-8 pertaining to U-Store-It Trust Executive Deferred Compensation Plan;

Registration Statement No. 333-143124 on Form S-8 pertaining to U-Store-It Trust 2007 Equity Incentive Plan;

Registration Statement No. 333-134684 on Form S-8 pertaining to U-Store-It Mini Warehouse Co. 401(k) Retirement Savings Plan;

Registration Statement No. 333-119987 on Form S-8 pertaining to U-Store-It Trust 2004 Equity Incentive Plan;

Registration Statement No. 333-141710 on Form S-3ASR pertaining to U-Store-It Trust automatic shelf registration;

Registration Statement No. 333-141709 on Form S-3ASR pertaining to U-Store-It Trust automatic shelf registration; and

Registration Statement No. 333-156463 on Form S-3 pertaining to U-Store-It Trust universal shelf registration of our report dated March 2, 2009 (August 7, 2009, as to the retrospective effects of the adoption of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51 (“SFAS 160”) as discussed in Note 2) related to the consolidated financial statements and financial statement schedule of U-Store-It Trust and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the retrospective effects of the adoption of SFAS 160) and our report dated March 2, 2009 on the effectiveness of U-Store-It Trust and subsidiaries’ internal control over financial reporting as of December 31, 2008 appearing in the Current Report on Form 8-K of U-Store-It Trust and subsidiaries dated August 7, 2009.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

August 7, 2009